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                                                                    EXHIBIT 23.1


           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BEI Technologies, Inc. dated February 3, 2005, and to the incorporation by reference therein of our reports dated November 10, 2004, with respect to the consolidated financial statements and schedule of BEI Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended October 2, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
January 31, 2005